As filed with the Securities and Exchange Commission on September 5, 2025

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1311	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

(405) 429-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grayson Pranin

Chief Executive Officer

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

(405) 429-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

(713)-651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Dividend Reinvestment Plan

3,000,000 Shares of Common Stock

This prospectus relates to 3,000,000 shares of common stock, par value $0.001 per share (the “common stock”) of SandRidge Energy, Inc. (the “Company”) which may be issued or sold from time to time, under its Dividend Reinvestment Plan (the “Plan”). The Plan provides the Company’s stockholders with a convenient way to purchase additional shares of common stock by automatically reinvesting cash dividends on all their shares of common stock enrolled in the Plan. Participation in the Plan is entirely voluntary so that stockholders may join the Plan and terminate their participation in the Plan at any time.

Equiniti Trust Company, LLC (“Equiniti” or the “Plan Administrator”) will purchase shares of common stock acquired for the Plan directly from the Company, in the open market, in privately negotiated transactions, or in any combination of the foregoing. Shares of common stock are traded on the New York Stock Exchange (the “NYSE”) under the symbol “SD.” As of September 4, 2025, the closing price of the common stock was $11.81.

Cash dividends, if and when declared, will be reinvested under the terms of the Plan. Stockholders may participate in the Plan with respect to all of their shares of common stock.

We provide a summary of the Plan in this prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please contact the Plan Administrator in the manner described in this prospectus. We recommend that you retain this prospectus for future reference.

An investment in common stock held in the Plan account has the same market risks as an investment in common stock held directly. Participants in the Plan bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the Plan account.

See “Risk Factors” beginning on page 4 for a discussion of the various factors which stockholders should consider before enrolling in the Plan or making an investment in the Company’s common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of common stock offered under the Plan. Please read this prospectus carefully.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

As used in the prospectus, unless context otherwise requires, “we,” “us,” “our,” “Company” and “SandRidge” collectively mean SandRidge Energy, Inc. and its subsidiaries.

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SUMMARY

The Company

We are an independent oil and natural gas company, organized in 2006, engaged in the production, development and acquisition of oil and gas properties. Our primary area of operations is the Mid-Continent region in Oklahoma, Texas, and Kansas.

Our principal executive offices are located at 1 E. Sheridan Ave, Suite 500, Oklahoma City, Oklahoma 73104 and our telephone number is (405) 429-5500.

The Offering and the Plan

We have adopted the Plan to offer our stockholders an opportunity to purchase additional shares of common stock automatically through the reinvestment of cash dividends. From time to time, we may amend the Plan, including increasing the number of shares of common stock available under the Plan to meet the demands of our stockholders. This prospectus describes our Plan in effect as of the date of this prospectus. If you do not choose to enroll in the Plan, you will continue to receive cash dividend payments from the Company, if and when cash dividends are declared and paid.

If you are a registered owner of the Company’s common stock, you are eligible to enroll in the Plan. If you elect to participate in the Plan, you may make purchases under the Plan through the reinvestment of cash dividends payable on all of your shares of common stock.

If you enroll in the Plan, the Plan Administrator will use the cash dividends on all of the shares of common stock you beneficially own to purchase additional shares of common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan.

If the Plan purchases original issue or treasury shares of common stock, the purchase price will be the closing price of the common stock on NYSE on the payment date of the declared dividend. If the Plan purchases shares of common stock in the open market, the purchase price of each share will be the volume weighted average of prices actually paid for shares of common stock for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. If the Plan purchases shares of common stock in privately negotiated transactions, the purchase price for each share of common stock will be the volume weighted average of prices actually paid for the shares of common stock for the relevant purchase date, excluding all fees, brokerage commissions, and expenses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include certain statements, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are accompanied by words that convey projected future events or outcomes. These forward-looking statements may include projections and estimates concerning the Company’s capital expenditures, liquidity, capital resources and debt profile, pending dispositions, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, elements of the Company’s business strategy, compliance with governmental regulation of the oil and natural gas industry, including environmental regulations, acquisitions and divestitures and the effects thereof on the Company’s financial condition and other statements concerning the Company’s operations, financial performance and financial condition. Forward-looking statements are generally accompanied by words such as “estimate,” “assume,” “target,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal,” “should,” “intend” or other words that convey the uncertainty of future events or outcomes. The Company has based these forward-looking statements on its current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate under the circumstances. The actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on the Company’s business or results. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in such forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or revise these forward-looking statements unless required by law, and it cautions readers not to rely on them unduly. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks and uncertainties discussed in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished and not filed with the SEC on any Current Report on Form 8-K), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement, in addition to the following:

●	risks associated with drilling oil and natural gas wells;

●	the volatility of oil, natural gas and natural gas liquid (“NGL”) prices;

●	uncertainties in estimating oil, natural gas and NGL reserves;

●	the need to replace the oil, natural gas and NGL reserves the Company produces;

●	our ability to execute our growth strategy by drilling wells as planned or other methods;

●	the amount, nature and timing of capital expenditures, including future development costs, required to develop our undeveloped areas;

●	concentration of operations in the Mid-Continent region of the United States;

●	limitations of seismic data;

●	the potential adverse effect of commodity price declines on the carrying value of our oil and natural properties;

●	severe or unseasonable weather that may adversely affect production;

●	availability of satisfactory oil, natural gas and NGL marketing and transportation options;

●	availability and terms of capital to fund capital expenditures;

●	amount and timing of proceeds of asset monetizations;

●	potential financial losses or earnings reductions from commodity derivatives;

●	potential elimination or limitation of tax incentives or tax losses and/or reduction of Net Operating Loss Carryforwards (“NOLs”);

●	risks and uncertainties related to the adoption and implementation of regulations restricting oil and gas development in states where we operate;

●	competition in the oil and natural gas industry;

●	general economic conditions, either internationally or domestically affecting the areas where we operate;

●	costs to comply with current and future governmental regulation of the oil and natural gas industry, including environmental, health and safety laws and regulations, and regulations with respect to hydraulic fracturing and the disposal of produced water;

●	the need to maintain adequate internal control over financial reporting; and

●	the need to protect and maintain the integrity of our Information Technology systems and processes from vulnerabilities.

RISK FACTORS

Our business and an investment in the Company’s common stock are subject to significant risks and uncertainties. Before you enroll in the Plan, you should carefully consider the risk factors and all other information included in, or incorporated by reference into this prospectus and those described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents which we file with the SEC and which are deemed incorporated by reference into this prospectus.

Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline, and you may lose all or part of your investment. The risks incorporated by reference in this prospectus or contained in any prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus. Please read “Cautionary Note Regarding Forward-Looking Statements.”

The Plan may result in dilution of your ownership interest in the Company because the Company may issue additional shares of common stock under the Plan to satisfy reinvestment obligations.

If the Company elects to issue new shares of common stock under the Plan to satisfy reinvestment obligations rather than acquiring shares on the open market or in privately negotiated transactions, the issuance of such additional shares will increase the total number of shares outstanding. This increase in outstanding shares may dilute the ownership percentage of existing stockholders, including those who do not participate in the Plan, as well as their proportionate voting power and economic interest in the Company. The extent of such dilution will depend on various factors, including the level of participation in the Plan, the price at which shares are issued, and the Company’s overall capital structure. For example, if a significant number of stockholders elect to reinvest their dividends, a significant number of new shares could be issued, potentially leading to meaningful dilution. There can be no assurance that the Company will not issue a large number of shares under the Plan and existing stockholders should consider this potential dilution risk prior to participating or in evaluating their continued investment in the Company.

The Plan does not guarantee the payment of dividends. If the Company does not declare a dividend, no shares will be purchased under the Plan for that period.

The Plan is designed to allow eligible stockholders to reinvest cash dividends paid by the Company into additional shares of common stock. However, the declaration and payment of dividends by the Company is not guaranteed and is subject to the discretion of the Company’s Board of Directors (the “Board”) on a quarterly basis or in the form of special dividends. Factors influencing dividend declaration include the Company’s financial condition, results of operations, cash requirements, future prospects, regulatory restrictions, and other factors deemed relevant by the Board. If the Company does not declare or pay a dividend for any particular period, participants in the Plan will not receive any shares through dividend reinvestment for that period, and no corresponding purchases will be made on their behalf. This could result in participants forgoing the opportunity to acquire additional shares that might otherwise appreciate in value or provide future dividend income. Even if a dividend is declared, the amount may be less than anticipated, leading to fewer shares being purchased under the Plan. Stockholders should be aware that participation in the Plan does not create any contractual right to receive dividends or shares, and the absence of dividends could impact the overall return on investment for Plan participants. Prospective participants are encouraged to evaluate the Company’s dividend history and policies prior to enrolling in the Plan.

DESCRIPTION OF THE PLAN

The following is a description of the Plan presented in a question-and-answer format.

Purpose

1.	What is the purpose of the Plan?

The Plan provides registered stockholders with a convenient and economical method of investing cash dividends to purchase additional shares of common stock. Participants pay no service fees or brokerage commissions when they acquire additional shares of common stock through the Plan. However, fees and commissions may apply for the sale or withdrawal of shares, as described in this prospectus.

Advantages

2.	What are the advantages of the Plan?

Participation in the Plan offers stockholders a number of advantages, including (i) the Plan allows participants to reinvest cash dividends to purchase additional shares of common stock, without paying service fees or brokerage commissions, (ii) the Plan enables participants to invest the full amount of cash dividends in shares of common stock, which also earn dividends under the Plan, (iii) the Plan allows participants to avoid safekeeping and record keeping costs through free custodial and reporting services under the Plan, and (iv) participants will receive regular, detailed statements of their account under the Plan.

Administration

3.	Who administers the Plan for participants?

Equiniti Trust Company, LLC is the Plan Administrator of the Plan and will act as agent for participants. As agent for the participants, the Plan Administrator will:

●	Hold shares of common stock in the name of its nominee as an agent for Plan participants;

●	Keep and maintain records;

●	Provide detailed statements of account transactions to participants; and

●	Perform other duties related to the Plan.

Any notices, questions, or other communications relating to the Plan should include the participant’s account number and should be addressed to:

Equiniti Trust Company, LLC

P.O. Box 10027

Newark, NJ 07101

Telephone: (800) 278-4353

Internet: https://equiniti.com/us/ast-access/individuals

In the event the Plan Administrator resigns or ceases to act as agent for the participants, the Company will make other arrangements, as it deems appropriate, for the administration of the Plan. Furthermore, we may replace the Plan Administrator at any time.

Participation

4.	Who is eligible to participate?

All registered common stock stockholders are eligible to participate in the Plan. Stockholders may participate in the Plan with respect to all of their shares of common stock which they beneficially own. Stockholders will not be able to designate a portion of the shares of common stock which they beneficially own to participate in the Plan with the remainder of their shares receiving the cash dividend. Stockholders will not be eligible to participate in the Plan if they reside in a jurisdiction in which it is unlawful or compliance costs under state or local securities or “blue sky” laws are too high for the Company to permit their participation. Additionally, as discussed in Question #10, certain stockholders will be prohibited from participating in the Plan based on their beneficial ownership levels. Additionally, unless a stockholder returns the required enrollment documentation to participate in the Plan, they will continue to receive cash dividends.

A broker or nominee that is a record holder of common stock may participate in the Plan on behalf of one or more beneficial owners of shares of common stock in accordance with the rules and regulations established by the Company. If your shares of common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of common stock held in street name. If you hold shares of common stock that are held beneficially for your account, contact your broker for instructions on how you may enroll these shares of common stock in the Plan.

5.	How does an eligible stockholder become a participant in the Plan?

To participate in the Plan, a stockholder of record may enroll by going online to the Plan Administrator’s website at equiniti.com/us/ast-access/individuals or by completing and returning an enrollment form to the Plan Administrator. Copies of the enrollment form may be obtained at any time by contacting the Plan Administrator at (800) 278-4353 or by going to equiniti.com/us/ast-access/individuals and selecting “SandRidge Energy, Inc.”

6.	What does the enrollment form provide?

The enrollment form authorizes the Plan Administrator, as the stockholder’s agent, to invest cash dividends payable on all shares of common stock beneficially owned by a stockholder who is enrolled under the Plan.

7.	When may a stockholder join the Plan?

An eligible stockholder of record may enroll in the Plan at any time. If the enrollment form is received by the Plan Administrator before the record date for a cash dividend payment, and the participant elects to reinvest the cash dividends in shares of common stock, such reinvestment of cash dividends will begin with that dividend payment. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future cash dividends. Historically, the Company has declared and paid cash dividends on a quarterly basis. The Company reserves the right to change dividend record and payment dates.

8.	Is partial participation possible under the Plan?

No. Eligible stockholders of record may only participate in the Plan with respect to all of their shares of common stock. Enrollment of less than all of the shares of common stock beneficially owned by stockholder is prohibited by the Plan and will result in the termination of a stockholder’s participation in the Plan.

9.	Is the right to participate in the Plan transferable?

No. The right to participate in the Plan is not transferable. A stockholder participating in the Plan continues as a participant until the Plan is terminated, the stockholder gives notice of withdrawal or termination to the Plan Administrator, or the participant’s participation is terminated by the Company or Plan Administrator pursuant to the terms of the Plan.

10.	Are there any restrictions on my participation in the Plan based upon my beneficial ownership of the Company’s common stock?

Yes. The Company reserves the right to prohibit or terminate the participation of any registered or beneficial holder of shares of common stock if it determines that such holder beneficially owns a number of shares of common stock which would implicate the Company’s Tax Benefits Preservation Plan (as amended, the “Tax Benefits Preservation Plan”) or endanger stockholder value against a possible limitation on the Company’s ability to use its NOLs and certain other tax benefits to reduce potential future U.S. federal income tax obligations pursuant to an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding any other provision of the Plan to the contrary, no registered or beneficial owner of the Company’s common stock who is a participant in the Plan and who does not already, as of the date immediately prior to the adoption of the Plan, own 4.9% or more of the outstanding shares of common stock of the Company, will be entitled to receive shares of common stock under the Plan if, immediately following the issuance of such shares, such participant’s beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of the outstanding common stock of the Company would exceed 4.9% (the “Ownership Limit”). If the issuance of any shares of common stock due to a participant pursuant to this Plan would cause such participant to exceed the Ownership Limit, such participant’s participation in the Plan shall be automatically terminated effective as of the date immediately prior to such issuance, and any dividends that would otherwise have been reinvested in shares of common stock under the Plan shall instead be paid to the participant in cash.

In addition, if for any reason (including, without limitation, changes in the outstanding common stock of the Company or other circumstances affecting beneficial ownership calculations) the issuance of shares of common stock to a participant under the Plan would result in such participant exceeding the Ownership Limit, any such shares issued in connection with the Plan shall be null and void ab initio and treated as if they were never issued. In such event, the participant shall receive only cash dividends in lieu of any reinvestment under the Plan, and the Company and the Plan Administrator shall have no obligation to issue or deliver such shares. The participant shall promptly return any certificate representing such null and void shares to the Company upon request, and the Company shall be entitled to take all action necessary to reflect the nullification of such issuance in its stock records.

Purchases

11.	What is the source for shares of common stock purchased under the Plan?

The Plan Administrator purchases shares of common stock, at the Company’s discretion, directly from the Company (either from authorized but unissued shares or from treasury shares), in the open market, in privately negotiated transactions, or using a combination of these methods. Unless the Company elects to send the Plan Administrator an instruction letter to purchase shares on the open market or in a privately negotiated transaction, the Plan Administrator will, by default, purchase shares directly from the Company (either from authorized but unissued shares or from treasury shares). If the Company elects to purchase shares of common stock in the open market to fulfill reinvestment obligations under the Plan, the Company shall ensure that the aggregate number of shares purchased on any single trading day does not exceed twenty percent (20%) of the total daily trading volume of the Company’s common stock on the principal exchange on which such shares are traded for that day. For the purposes of this provision, “daily trading volume” means the total number of shares of common stock traded on such exchange during regular trading hours on the applicable trading day, as reported by the exchange or a recognized third-party data provider. The Company may, at its discretion, spread purchases over multiple trading days if necessary to comply with this limitation. Therefore, stockholders who elect to participate in the Plan and receive shares of common stock may not receive the shares of common stock on the payment date of a given dividend.

12.	How many shares of common stock will the Plan Administrator purchase for a participant under the Plan?

The number of shares of common stock purchased depends on (i) the amount of cash dividends to be reinvested and (ii) the applicable purchase price of the common stock. The Plan Administrator will credit each participant’s account with that number of shares of common stock, equal to the total amount to be invested divided by the applicable purchase price. No fractional shares shall be issued or credited under the Plan. Any cash dividends not sufficient to purchase a whole share will be returned to the participant in cash.

13.	When will shares of common stock be purchased for a participant under the Plan?

The Plan Administrator will use cash dividends to purchase common stock as soon as reasonably possible after the applicable dividend payment date, typically within five (5) business days, but in no event later than thirty (30) calendar days after the dividend payment date, subject to market conditions and applicable law. You will not receive any interest on cash dividends pending the purchase of common stock by the Plan Administrator.

14.	At what price will shares of common stock be purchased under the Plan?

When the Plan Administrator purchases shares of common stock from the Company, the purchase price will be the market price of the common stock on the relevant date. The “market price” is the closing price of the common stock on the NYSE on the dividend payment date. If there is no trading on the NYSE for a substantial amount of time as of any dividend payment date, the Company will determine the market price on the basis of such market quotations as it deems appropriate.

When the Plan Administrator purchases shares of common stock in the open market with reinvested cash dividends, the Plan Administrator may combine a participant’s funds with funds of other participants and generally will batch purchases for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares of common stock being purchased and current trading volume in the shares of common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one (1) day. When the Plan Administrator purchases shares of common stock in the open market, the price per share of the common stock purchased for each participant’s account shall be the volume weighted average price of the specific batch for such shares of common stock purchased by the Plan Administrator’s broker for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. When the Plan Administrator purchases shares of common stock in privately negotiated transactions, the purchase price will be the volume weighted average of the prices actually paid for the shares of common stock for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. Purchases of common stock in the open market or in privately negotiated transactions may occur over one (1) or more trading days.

Reports to Participants

15.	What kinds of reports will be sent to participants in the Plan?

Each participant in the Plan will receive a statement of account subsequent to each dividend payment date describing cash dividends received, the number of shares of common stock purchased, the price per share, and the total shares of common stock accumulated under the Plan. These statements will provide a record of the dates and costs of purchases on a quarterly or other periodic basis. Participants should retain the statements for income tax purposes. These statements, as well as other account information, are also available online at equiniti.com/us/ast-access/individuals. In addition, participants will receive our annual reports to stockholders, notices of stockholder meetings, proxy statements, and Internal Revenue Service information for reporting cash dividends received and any applicable expenses paid on their behalf.

Share Certificates; Safekeeping

16.	Will the Plan Administrator issue certificates for shares of common stock purchased?

Unless requested in writing by a participant, the Plan Administrator will not issue certificates for shares of common stock purchased under the Plan. All shares of common stock will be held in book-entry form. The number of shares of common stock credited to a participant’s account under the Plan will be shown on the participant’s periodic statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. The Plan Administrator will issue certificates for whole shares of common stock withdrawn from the Plan, for which a service fee may be assessed. A stockholder may deliver existing share certificates to the Plan Administrator for safekeeping.

Withdrawal and Sale of Shares in Plan Accounts

17.	How may participants withdraw shares of common stock purchased under the Plan?

A participant may withdraw all or any portion of the shares of common stock credited to his or her Plan account by going online to the Plan Administrator’s website at equiniti.com/us/ast-access/individuals, by telephone, or by completing the applicable information on the optional request form accompanying the periodic statement of account and specifying the number of beneficially owned shares of common stock. The participant should mail the request for withdrawal to the Plan Administrator at the address provided on the statement. The Plan Administrator will reassign whole shares of common stock so withdrawn in the name of the participant in book-entry form in the Direct Registration System (“DRS”). The Plan Administrator will continue to reinvest cash dividends on all shares of common stock beneficially owned by a participant, whether or not held in the Plan account, unless the shares of common stock beneficially owned by a participant falls below one (1) share of common stock. At such time, the Plan Administrator will terminate the stockholder’s participation in the Plan.

There may be an applicable fee if a participant requests to withdraw from the Plan. In addition, if a participant requests the Plan Administrator to sell his or her shares of common stock in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such shares of common stock, any required transfer tax, and applicable service fees as highlighted in Question 18 below.

18.	In whose name will certificates be registered when participants withdraw from the Plan?

Unless the participant directs otherwise, upon withdrawal of all or any portion of shares of common stock credited to his or her Plan account, the Plan Administrator will reassign whole shares of common stock so withdrawn to the participant in book-entry form in the DRS in the name in which the participant maintains the Plan account. A participant may also request that a certificate be issued in the name in which the participant maintains the Plan account. If a participant requests that a certificate be issued in a different name, the request must bear the participant’s own signature. The participant’s signature must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program. The Medallion Signature Guarantee program ensures that the individual signing the certificate or transfer instructions is in fact the registered owner as the name appears on the stock certificate or stock power. If the account is registered in multiple names, all signatures must appear on the request. There is an applicable fee if a participant requests to issue a certificate. Upon a participant’s death, the Plan Administrator will follow the instructions of the decedent’s personal representative upon submission of appropriate proof of authority.

19.	May participants elect to sell shares of common stock?

You may sell some or all of your shares of common stock held in your Plan account, but are subject to retaining a minimum of one (1) share of common stock to remain in this Plan. You may sell your shares of common stock either through your broker or through the Plan Administrator.

If you elect to sell through a broker that you have selected, you must first request the Plan Administrator to move your shares of common stock to the DRS and then have your broker request the Plan Administrator to electronically transfer the number of whole shares of common stock you want to sell through the DRS Profile System. Alternatively, you may request the Plan Administrator to send you a certificate representing the number of shares of common stock you want to sell. Issuance of a stock certificate may be subject to a transaction fee. The Plan Administrator will generally move your shares of common stock to DRS or issue a certificate for your shares of common stock approximately three (3) business days after your request is received.

Alternatively, you may send the Plan Administrator a request to sell some or all of the shares of common stock held in your Plan account, except those in certificate form which must be mailed to the Plan Administrator with proper documentation. All sales conducted by the Plan Administrator will be submitted as batch order sales. A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares of common stock in round lot transactions (for example, lots of 100 shares of common stock each). For this purpose, the Plan Administrator may combine each selling Plan participant’s shares of common stock with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant will be the volume weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a sale fee of $18.00 per transaction and a commission of $0.15 per share sold. Participants should be aware that the price of common stock may fluctuate between the time a sale request is submitted and the time the shares are actually sold. The Plan Administrator, not the participant, will determine the timing and manner of all sales.

No sales requests may be processed over the telephone. All per share fees include any brokerage commissions the Plan Administrator is required to pay. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within three (3) business days after your sale transaction has settled.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, except as provided in the selling order description above, no Plan participant will have any authority or power to direct the time or price at which shares of common stock for the Plan are sold, and only the Plan Administrator will select the broker(s) or dealer(s) through or from whom sales are to be made.

Selling participants should be aware that the price of common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares of common stock are irrevocable and may not be rescinded.

Because the Plan Administrator will sell the shares of common stock on behalf of the Plan, neither the Company nor any participant in the Plan has the authority or power to control the timing or pricing of shares of common stock sold (except as provided in the selling order description above) or the selection of the broker effecting the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of the Company’s common stock. Accordingly, if you submit a written request to sell shares of common stock held in the Plan, it is possible that the market price of the Company’s common stock could go down or up before the broker sells your shares of common stock.

Termination of Participation in the Plan

20.	How does a participant withdraw from the Plan?

Participation in the Plan is entirely voluntary. A participant may terminate his or her participation at any time online at equiniti.com/us/ast-access/individuals, by telephone, or by completing the applicable information on the optional request form accompanying the periodic statement of account. When a participant terminates from the Plan, when the participant’s Plan account falls below one (1) share, or upon termination of the Plan by the Company, the Plan Administrator will reassign whole shares of common stock in the name of the participant in book-entry form in the DRS. Thereafter, all cash dividends, if and when cash dividends are so declared by the Company, will be paid directly to the stockholder who withdraws from the Plan.

If a notice of termination is received near a dividend record date, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares of common stock on behalf of the withdrawing participant. If such dividends are reinvested, the Plan Administrator will process the participant’s withdrawal as soon as practicable, but in no event later than five (5) business days after the reinvestment is completed. A stockholder may elect to re-enroll in the Plan at any time, subject to the terms and conditions of the Plan then in effect.

Federal Income Tax Information

21.	What are the federal income tax consequences of participation in the Plan?

This section discusses the federal income tax information connected with the Plan, based on current federal income tax laws applicable to United States citizens or residents. If federal income tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

For federal income tax purposes, a participant in the Plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the Plan. Additionally, the participant will be deemed to have received taxable income in the amount of any commissions and other brokerage expenses paid in purchasing shares of common stock on the participant’s behalf. The per share tax basis of shares of common stock acquired for a participant under the Plan will be the price per share of common stock reported on the periodic statement of account supplied to each participant after each applicable investment date, adjusted to include the amount of any commissions and other brokerage expenses paid on behalf of the participant.

The holding period for shares of common stock acquired pursuant to the Plan will begin on the day after the date the shares of common stock are acquired for a participant’s account. When a participant is subject to federal income tax withholding on dividends, and when a foreign participant’s taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

While the matter is not free from doubt, we intend to take the position that the administrative expenses of the Plan, which are to be paid by us, are not constructive dividends to Plan participants. For tax reporting purposes, each participant will receive from the Plan Administrator a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the participant.

We believe that participants will not realize any taxable income upon receipt of certificates for whole shares of common stock held in their Plan account, either upon the withdrawal of shares of common stock from the Plan or upon termination of participation in the Plan. A participant who sells or exchanges shares of common stock previously received from the Plan, or who directs the Plan Administrator to sell his or her Plan shares of common stock, may, however, recognize a gain or loss for federal income tax purposes. The amount of the gain or loss will be the difference between the amount you receive for your whole shares of common stock and your tax basis in those shares of common stock.

Dividends reinvested under the Plan by corporate stockholders may be eligible for the dividends-received deduction.

The above summary may not apply to certain participants in the Plan, such as tax-exempt entities, tax-deferred entities (e.g., IRAs) and foreign stockholders. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the Plan, and any subsequent disposal of shares of common stock acquired pursuant to the Plan.

Other Information

22.	What happens if the Company declares a stock dividend or effects a stock split?

The Plan Administrator will add any shares of common stock issued in connection with a stock dividend or stock split on common stock held under the Plan to the participant’s account.

23.	If the Company has a rights offering, how will a participant’s entitlement be computed?

A rights offering is when a corporation issues rights to its existing stockholders to buy a proportional number of additional shares of common stock at a given price. A participant’s entitlement in a rights offering is based upon his or her total holdings, including the shares of common stock held in the participant’s Plan account, in the same manner as dividends are computed currently. The Company will issue rights certificates for the number of whole shares of common stock only.

24.	How are shares of common stock in a participant’s account voted at a meeting of the stockholders?

If, on a record date for a meeting of stockholders, there are shares of common stock in a participant’s account, the Plan Administrator will send proxy materials for the meeting to the participant. A participant is entitled to vote all shares of common stock credited to his or her account.

The Plan Administrator will also forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating stockholder.

25.	What are the responsibilities and liabilities of the Company and the Plan Administrator?

The Company and the Plan Administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability:

●	Arising out of a failure to terminate a participant’s account upon his or her death; or,

●	With respect to the prices at which shares of common stock are purchased or sold, the times when or the manner in which purchases or sales are made; the decision whether to purchase shares of common stock on the open market, from the Company, or in privately negotiated transactions; and, fluctuations in the market value of the common stock; or,

●	Any matters relating to the operation or management of the Plan.

The Company cannot assure that participants will make a profit on, or protect participants against a loss from, the common stock purchased by or for participants under the Plan.

All transactions in connection with the Plan will be governed by the laws of the State of Delaware, and are subject to all applicable federal tax or securities laws.

26.	May the Plan be amended, modified, or discontinued?

Yes. The Board of Directors of the Company, at its discretion, may amend, modify, suspend or terminate the Plan and will endeavor to notify participants of any amendment, modification, suspension or termination. The Company may, for whatever reason, at any time, as it may determine in its sole discretion, terminate a participant’s participation in the Plan after mailing a notice of intention to terminate to the participant at the participant’s address as it appears on the Plan Administrator’s records. In addition, the Company and the Plan Administrator may each adopt reasonable procedures for the administration of the Plan. The Company has the sole authority to interpret the Plan in the manner that it deems appropriate in its absolute discretion.

27.	Who will bear the costs of the purchases made under the Plan?

The Company will pay the costs of administration of the Plan. Participants will incur no brokerage commissions or other fees for purchases of shares of common stock under the Plan.

28.	May a participant pledge shares of common stock purchased under the Plan?

No. A participant who wishes to pledge shares of common stock credited to a Plan account must request the withdrawal of the shares of common stock in accordance with the procedures outlined above.

USE OF PROCEEDS

To the extent we elect to issue newly issued shares of common stock under the Plan to satisfy dividend payments, we will receive proceeds in an amount equal to the cash dividends that would otherwise have been paid to the participating stockholders. However, we have no basis for estimating either the number of shares of common stock that will ultimately be issued pursuant to the Plan or the prices at which such shares of common stock will be issued. We may also elect to have shares of common stock purchased on the open market or in privately negotiated transactions to satisfy dividend payments under the Plan, in which case we will not receive any proceeds from such purchases.

We intend to add the net proceeds, if any, received from the issuance of shares of common stock under the Plan to our general funds and use them for general corporate purposes, which may include, among other things, working capital needs, capital expenditures, acquisitions, investments in or advances to our subsidiaries, repayment or refinancing of indebtedness, and other business opportunities.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters has been passed upon for us by Winston & Strawn LLP, Houston, Texas.

EXPERTS

The audited financial statements as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company for the year ended December 31, 2022, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based on the proved reserves report prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of each firm as an expert in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

The following documents filed by the Company with the SEC are hereby incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K, for the year ended December 31, 2024 (the “Annual Report”), filed with the SEC on March 11, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 10, 2025, May 7, 2025, June 16, 2025, July 22, 2025, and August 6, 2025;

●	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A dated October 4, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

SandRidge Energy, Inc.

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

Attention: Investor Relations

Telephone: (405) 429-5500

Email: investors@sandridgeenergy.com

We also maintain a website at www.sandridgeenergy.com. However, the information contained in or accessible from our corporate website is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$5,351
Accounting fees and expenses	$50,000
Legal fees and expenses	$15,000
Total	$70,351

Except for the SEC registration fee, all of the above expenses are estimates.

Item 15.	Indemnification of Directors and Officers.

The Company is organized under the laws of Delaware. Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our Certificate of Incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provides that the Company may indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Certificate of Incorporation also contains indemnification rights for our directors and our officers. Specifically, our Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors, a committee of the board of directors, independent legal counsel, or the stockholders must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17.	Undertakings.

(a)

(1)	The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	The undersigned registrant hereby undertakes, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned registrant hereby undertakes to remove from this registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant undertakes for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporation by Reference
Exhibit No.	Description	Form	SEC File No.	Exhibit	Filing Date
2.1	Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc., et al., dated September 19, 2016 (incorporated by reference to Exhibit 2.1 to Form 8-A filed by the Company on October 4, 2016)	8-A	001-33784	2.1	10/4/2016
3.1	Amended and Restated Certificate of Incorporation of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-A filed by the Company on October 4, 2016)	8-A	001-33784	3.1	10/4/2016
3.2	Amended and Restated Bylaws of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-A filed by the Company on October 4, 2016)	8-A	001-33784	3.2	10/4/2016
3.3	Certificate of Designations of Series B Participating Preferred Stock of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-A filed by the Company on November 27, 2017)	8-A	001-33784	3.1	11/27/2017
3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of SandRidge Energy, Inc., as filed with the Secretary of State of Delaware (incorporated by reference to Exhibit 3.1 to Form 8-A filed by the Company on July 2, 2020)	8-A	001-33784	3.1	7/2/2020
4.1	Form of specimen Common Stock certificate of SandRidge Energy, Inc. (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on October 7, 2016)	8-K	001-33784	4.1	10/7/2016
4.2	Registration Rights Agreement, dated as of October 4, 2016, among SandRidge Energy, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.1 to Form 8-A filed by the Company on October 4, 2016)	8-A	001-33784	10.1	10/4/2016
4.3	Stockholder Rights Agreement, dated as of November 26, 2017, between SandRidge Energy, Inc., as the Company, and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on November 27, 2017)	8-K	001-33784	4.1	11/27/2017
4.4	First Amendment to Stockholder Rights Agreement, dated as of January 22, 2018, by and between SandRidge Energy, Inc., and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Form 8-A filed by the Company on January 23, 2018)	8-K	001-33784	4.1	1/23/2018
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Baker Tilly US LLP (formerly, Moss Adams LLP)
23.3	Consent of Cawley, Gillespie & Associates, Inc.
23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (included in the signature pages hereto)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, effective on September 5, 2025.

SANDRIDGE ENERGY, INC.

By:	/s/ Grayson Pranin
Name:	Grayson Pranin
Title:	President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Frates and Grayson Pranin, and each of them, his true and lawful attorney-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated below.

Name	Title	Date
/s/ GRAYSON PRANIN	President, Chief Executive Officer, and Director	September 5, 2025
Grayson Pranin	(Principal Executive Officer)

/s/ JONATHAN FRATES	Executive Vice President and Chief Financial Officer	September 5, 2025
Jonathan Frates	(Principal Financial and Accounting Officer)

/s/ VINCENT INTRIERI	Chairman	September 5, 2025
Vincent Intrieri

/s/ NANCY DUNLAP	Director	September 5, 2025
Nancy Dunlap

/s/ JAFFREY FIRESTONE	Director	September 5, 2025
Jaffrey Firestone

/s/ RANDOLPH C. READ	Director	September 5, 2025
Randolph C. Read

/s/ BRETT ICAHN	Director	September 5, 2025
Brett Icahn